TRANSFER AGREEMENT

         This TRANSFER AGREEMENT (the "Agreement") is dated as of March 23, 2001 (the "Signing Date") and is entered into by and among GourmetMarket.com, Inc., a Delaware Corporation ("GMC"), and Gourmet Productions, Inc., a California corporation, doing business as VirtualGourmet.com ("VG") and Rundell Coursey Company, a Georgia corporation ("RCC").

         WHEREAS, on our about September 26, 2000, GMC made, executed, and delivered to RCC a certain promissory note secured by all assets of GMC and payable to RCC in the principal sum of $75,000.00 plus interest thereon ("$75,000 Note").

         WHEREAS, on or about October 19, 2000, GMC made, executed, and delivered to RCC a certain promissory note secured by all assets of GMC and payable to RCC in the principal sum of $25,000.00 plus interest thereon ("$25,000").

         WHEREAS, under the terms of the $75,000 Note and the $25,000 Note, RCC was granted warrants to purchase 15,000 and 5,000 shares respectively of GMC stock at the exercise price of $.01 per share.

         WHEREAS, the $75,000 Note and the $25,000 Note have both matured and are due and payable.

         WHEREAS, VG is interested in acquiring the domain name and brand name of GourmetMarket.com

         WHEREAS, the parties hereto desire to enter into an agreement on the terms and conditions set forth herein whereby GMC shall transfer certain assets, including the domain and brand name GourmetMarket.com, to VG and shall deliver to RCC the warrants previously granted to RCC in exchange for forgiveness of GMC's indebtedness to RCC, a percentage of sales from future operation of the GourmetMarket.com site, and an equity position in VG; and

         WHEREAS, GMC has obtained the approvals to make such transfer to VG;

         NOW THEREFORE, in consideration of the mutual agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               TRANSFER OF ASSETS

1.1 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), GMC shall sell, convey, transfer, assign, and deliver to VG, free and clear of any pledge, lien, claim or other encumbrance of any kind whatsoever in and to the assets of GMC listed below (collectively, the "Purchased Assets"):


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         (a) All trademarks, service marks, trade names, brand names, copyrights, logos, slogans and trade references, in each case whether registered, under application or otherwise, any other intangible property used in connection with the conduct of GMC's business, and the applications therefore and the licenses with respect thereto, together with the goodwill and the business appurtenant thereto and any rights, claims or choses in action relating to or deriving from any of the foregoing;

         (b) The Uniform Resource Locator, www.GourmetMarket.com, and its linked and related websites and Uniform Resource Locators ("URL") including, without limitation, (i) all goodwill associated therewith and inhering therein, (ii) originals of all files, correspondence and other records relating to or reflecting GMC's ownership of the URL or right, title or interest therein, (iii) all claims of GMC against third parties relating to the URL, (iv) any and all intellectual property and other proprietary rights associated therewith existing at any time under the laws of any jurisdiction, including, without limitation, any trademark, service mark, trade name, brand name and/or copyright rights relating thereto, all registrations and pending applications to register such rights, together with all such rights inhering in or protecting names and marks derivative of or similar to the URL and the right to register any of the foregoing anywhere in the world, and (v) any and all rights of GMC pertaining to the URL arising under any agreement, contract, commitment or other arrangement;

         (c) all technology and equipment (owned or licensed) used in connection with the operation of the GourmetMarket.com Web-site (the "Site"), including, without limitation, all computer software (including all source code, object code, firmware, development tools, files, records and data and all media on which any of the foregoing is recorded) related thereto; all techniques, methods, applications and other technology relating thereto; the brands, names, logos, trademarks and service marks used in or in connection therewith; the GourmetMarket.com user interface and the copyrights in the design of the GourmetMarket.com user interfaces; all Derivate Works (as defined below); any reference materials or other documentation, whether in printed or machine readable form relating to the operation of the site (collectively with the assets set forth in subsections (a) and (b), the "Intellectual Property");

         1.1 (c) "Derivative Works" means (i) without limitation, any computer program, work product, service, improvement, supplement, modification, alteration, addition, revision, enhancement, new version, new edition, remake, sequel, translation, adaptation, design, plot, theme, character, story line, concept, scene, audio-visual display, interface element or aspect, in any medium, format, use or form whatsoever, whether interactive or linear and whether now known or unknown, that is derived in any manner, directly or indirectly, from the applications used in the operation of the Site, or any part or aspect thereof, and (ii) any material or documentation related to any of the foregoing; VG acknowledge that it understands what Work is available and that GMC will turnover whatever it currently has in its possession.

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         1.2 WARRANTS. On or prior to the Closing Date as defined below, GMC shall deliver to RCC 20,000 shares of common stock of GMC granted to RCC under the terms of the $75,000 Note and the $25,000 Note. The stock shall not be freely tradable, but shall be 144 stock. However, VG shall have piggy-back rights to register such shares of stock in the event GMC has any registration of its shares.

         1.3 CONSIDERATION. In consideration for the transfer of the Purchased Assets and delivery of the Warrants, VG and/or RCC agree as follows:

             (a) RCC shall deem the $75,000 Note and the $25,000 Note to have been paid in full;

             (b) VG shall deliver shares of its common stock (the "VG Shares") to GMC, represented by a single stock certificate.

             (c) Subject to the deductions with respect to certain coupons as set forth as follows, VG shall pay GMC, on a contingent basis, nine percent (9.0%) of the gross retail sales on VG's website until GMC has received the maximum sum of $125,000 on the following terms and conditions:

                 (i) It is hereby understood and agreed that these payments are based only on a percentage of gross retail sales on VG's website and that GMC shall not receive any percentage of non-retail, non-website sales, such as VG sales to its corporate customers or sales through its VG Club, unless such sales were derived from GMC's corporate clients;

                 (ii) In addition, it is also hereby understood and agreed that the payments to be made hereunder are contingent upon the existence of gross retail sales on VG's website and shall be payable only from such sales. Except to the extent of such sales, nothing in this Agreement creates a debt, general liability, or obligation by VG to pay $125,000 or any other sum to GMC, whether from any other sales or with any other assets.

                 (iii) These payments shall be made on a monthly basis. Once VG has remitted $125,000 to GMC, then no further payments shall be due GMC by VG, and GMC's only interest in VG's website will be as a shareholder of VG.

                 (iv) Notwithstanding anything to the contrary contained herein, after a reasonable amount of time to implement technology to handle redemption and after receiving number sequencing from GMC, which amount of time shall be no less than 3 weeks from the Closing Date, VG shall honor coupons issued by GMC pursuant to the Kodak promotion, as well as any prepaid cash certificates that had been issued by GMC, a list of which shall be provided by GMC to VG prior to the Closing Date as defined below, up to an aggregate sum of nine thousand dollars ($9,00). For the purposes of the payments to be made pursuant to this subsection, the amount of any Kodak promotion coupon honored shall be deducted from gross sales before determining the payments due hereunder, while the amount of any prepaid cash gift certificate honored by VG will be excluded from gross sales before determining the payments due hereunder, while the amount of any prepaid cash gift certificate honored by VG will be excluded from gross sales and also be deducted from any amount due GMC pursuant thereto. VG will not honor any other gift certificates or coupons other than the ones referenced in this paragraph.

         1.4 ALLOCATION OF LIABILITIES

             (a) VG shall be responsible for all financial costs related to the use and operation of the Purchased Assets after the Closing Date and for honoring of coupons and gift certificates as set forth herein ("Assumed Liabilities"). VG shall not be responsible for any obligation or liability of GMC other than the Assumed Liabilities.

             (b) Except for Assumed Liabilities, VG shall not assume, and shall not any time hereafter become liable for any obligations or liabilities of GMC. GMC shall defend, indemnify, and hold harmless VG and/or RCC from and against any losses, damages, expenses, and liabilities or actions based on any claims arising out of any such obligations or liabilities of GMC.

         1.5 EMPLOYEES

             (a) GMC shall have sole and complete responsibility for payment of all wages and other remuneration due to all employees, agents, independent contractors and representatives who work for GMC (the "Employees") as of the Closing Date, including without limitation, overtime, expense reimbursement, severance, accrued vacation time, sick leave and any other paid time off.

             (b) The parties to this Agreement acknowledge and agree that, although VG has the right to employ, from and after the Closing Date, certain of the Employees, VG shall be under no obligation to do so. Each such Employee's compensation, benefits and any other terms and conditions of employment of such Employees shall be determined by VG and such Employee, in their respective discretion, in the event that VG elects to offer employment to such Employees.

         1.6 REVIVOR IN BANKRUPTCY. If any claim is ever made upon VG or RCC in connection with or relating to this Agreement or the transactions contemplated hereby (hereinafter referred to as "Claim") (including, but not limited to, any claim for avoidance of any obligation or transfer, or for payment or recovery of any money, property, or other asset transferred or surrendered to VG or RCC in connection with this Agreement, because of any obligation or transfer, or for repayment or recovery of any money, property, or other asset transferred or surrendered to VG or RCC in connection with this Agreement, because of any assertion that any such transfer or surrender constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever in connection with a bankruptcy, insolvency, or similar proceeding), then at VG or RCC's option, exercised at any time whatsoever, before or after any such Claim has been resolved, settled or determined, VG and RCC may choose to treat the transaction which is the subject of the Claim as not having occurred and to revive in full the full amount of the indebtedness, liabilities, and obligations of GMC related to such transaction, or with respect to which any property, money, or other asset was transferred pursuant to this Agreement, and all interest thereon and all costs and expenses incurred in connection therewith (including without limitation, all attorney's fees). Such revival shall be in addition to all of VG and RCC's other rights and remedies.

         1.7 RESERVATION OF RIGHTS. Nothing in this Agreement shall constitute or shall be construed to constitute a waiver of any of the rights and remedies of GMC, VG, and RCC against Jeff Leach or LM Investment Group, Inc., all of which rights and remedies are hereby expressly reserved.

         1.8 CLOSING. The Closing for the sale of the Purchased Assets (the "Closing") Suite 7272, West Hollywood, California 90069, at 2:00 p.m. on April 2, 2001, or such other place or date as the parties hereto mutually agree to (the "Closing Date").

         1.9 DELIVERIES AT CLOSING

             (a) GMC Deliveries. At the Closing, GMC will deliver the following to VG and RCC:

                 (i) Bills of sale or other documents to transfer title to the Purchased Assets to VG;

                 (ii) 20,000 shares of GMC common stock;

                 (iii) the certificate described in Section 5.1.

             (b) VG and RCC Deliveries. At the Closing, VG will deliver to GMC:

                 (i) the original $75,0000 Note and the $25,000 Note marked as paid;

                 (ii) the Stock Certificate evidencing the VG shares, issued in GMC's name.

                 (iv) the certificate described in Section 6.1.

                                   ARTICLE II

                     REPRESENTATIONS, WARANTIES, AND COVENANTS OF GMC

         GMC represents, warrants, and covenants to VG and RCC as follows:

         2.1 INVESTMENT. GMC will be acquiring the VG Shares for investment for an indefinite period, and not with a view to the sale or distribution of any part thereof, and GMC has no present intention of selling, granting participations in, or otherwise distributing the same.

         2.2 NOT REGISTERED. GMC understands that the VG Shares are not (a) registered under the Securities Act of 1933, as amended (the "Act"), on the ground that the issuance of the Shares is exempt from registration under the Act pursuant to Section 4(2) thereof, or (b) qualified or registered under the California Corporate Securities Law of 1968 (the "Law"), on the ground that the issuance of the Shares is exempt from qualification under the Law pursuant to
Section 25102(f) thereof, and that VG's reliance on such exemptions is predicated on GMC's representations set forth herein. GMC understands that the VG Shares are "restricted securities" under Rule 144 and are subject to restrictions on resale. GMC understands that the VG Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available. GMC further understands that VG is under no obligation to register VG Shares on their behalf or to assist in complying with any exemption from registration. GMC understands and agrees that the certificates for the VG Shares shall bear legends on the certificates thereof consistent with the provisions hereof.

         2.3 NO PUBLIC MARKET. GMC is aware that there is no public market for VG Shares and that no such market is likely to develop in the foreseeable future, and that because of the limitations upon transfer imposed under federal and state securities laws, the opportunities for private resale of the VG Shares are greatly reduced. As a result, GMC acknowledges that they cannot expect to be able to sell or borrow against the Vg Shares in case of emergency or for any other reason. GMC (a) has adequate means of providing for its current needs and possible contingencies, (b) has no need for liquidity in this investment, (c) is able to bear the substantial economic risks of an investment in the VG Shares for an indefinite period, (d) at the present time, can afford a complete loss of such investment, and (e) does not have an overall commitment to investments which are not readily marketable that is disproportionate to GMC's net worth, and GMC's investment in the VG Shares will not cause such overall commitment to become excessive.

         2.4 ACCESSS TO INFORMATION. GMC represents and warrants that it has the requisite knowledge and experience to assess the relative merits and risks of an investment in the VG Shares. The VG Shares to be issued to GMC have been determined by GMC as fair and appropriate based solely upon GMC's independent investigation and due diligence of GMC, and neither VG, RCC, nor any of its agents, officers, directors, employees, accountants and attorneys, have made any representations or warranties whatsoever in connection with the sale of the VG Shares by VG to GMC. GMC and its representatives have had sufficient opportunity in connection with this Agreement to review VG's business and affairs and to inquire of VG's management with respect thereto. GMC has had answered to its satisfaction any questions with respect to VG's business and affairs. GMCs further have had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon VG or any of its agents in any manner in connection with same.

         2.5 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. GMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GMC has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

         2.6 CORPORATE POWER. At the Closing, GMC shall have all requisite corporate power and authority to execute and deliver this Agreement, and to transfer the Purchased Assets hereunder.

         2.7 SUBSIDIARIES. GMC has no subsidiaries or affiliated companies and does not own or otherwise control, directly or indirectly, any interest in any corporation, association or business entity.

         2.8 AUTHORIZATION; NO BREACH. At the Closing, the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly authorized by all required corporate actions of GMC and its stockholders. This Agreement constitutes a valid and binding obligation of GMC, enforceable against GMC in accordance with its terms. Except as set forth on SCHEDULE 2.8, the execution and delivery by GMC of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without due notice, lapse of time, or both) (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, qualification, approval, exemption, filing or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate or Bylaws of GMC, or any law, statute, rule, regulation, instrument, order, judgment or decree to which GMC, or any of its respective properties is subject, or any other material agreement or instrument which is a Purchased Asset.

         2.9 CERTAIN TRANSACTIONS. No officer, director, significant employee, consultant or holder of any of its capital stock or any member of their immediate families, directly or indirectly, is interested in any contract with GMC, except for loans to GMC;

         2.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or threatened, or to GMC's knowledge, claims asserted, to which GMC or any of its directors or officers, as such, is a party, or to which property of GMC is subject, that might result in any material adverse effect, and none which question the validity of this Agreement or any action taken or to be taken in connection herewith or therewith; except that there are numerous threatened suits with respect to trade creditors.

         2.11 CONSENTS. No material consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any other person or entity required on the part of GMC is required in connection with GMC's valid execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated on the part of GMC hereby.

         2.12 OWNERSHIP OF PURCHASED ASSETS. GMC has good and marketable title to all of the Purchased Assets free and clear of any claim, lien, charge, security interest or encumbrance. Upon GMC's transfer and sale of such Purchased Assets to VG pursuant to this Agreement, VG will have good and marketable title to all of such Purchased Assets, free and clear of any claim, lien, charge, security interest or encumbrance. GMC does not hold or use any of the Purchased Assets pursuant to any lease, conditional sales contract, franchise or license.

         2.13 INTELLECTUAL PROPERTY. GMC has sufficient title and interest in, or the right to use, all Intellectual Property of GMC in its business as now conducted. No claim has been made or to the best of GMC's knowledge, is threatened with regard to any third party intellectual property, including any allegation of intellectual property infringement or misappropriation or of any breach or default of an intellectual property license or similar agreement; except for the Arome content, which VG has been aware.

         2.14 TAXES. GMC has filed all tax returns or filed extensions that are required to have been filed on or before the closing Date with appropriate federal, state, county and local governmental agencies or instrumentality's. All such tax returns, in all material respects, are complete and accurate and in accordance with all legal requirements applicable thereto. GMC has paid or established adequate reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and liens due and payable by it on or before the Closing Date. There is no pending dispute with any taxing authority relating to any of GMC's tax returns, and GMC has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of GMC.

         2.15 BROKERS OR FINDERS. GMC has not incurred, and will not incur, directly or indirectly, as a result of any agreement entered into or action taken by GMC, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         2.16 COMPLIANCE WITH LAW. The operations of GMC have not violated any federal, state or local laws, regulations or orders, to the extent any such violation would have a material adverse effect on this Agreement. GMC has all licenses, permits, certificates and authority from governmental agencies necessary for the conduct of its business, except for those, which if not obtained would not have a material adverse effect on this Agreement.

         2.17 NO OTHER AGREEMENTS TO SELL THE PURCHASED ASSETS. GMC, has no legal obligation, to any other person or entity to sell the Purchased Assets, to sell a majority of the capital stock of GMC or to effect any merger,

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consolidation or other reorganization of GMC or to enter into any agreement with respect to any transaction described in this sentence.

                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES, AND COVENANTS OF VG

         VG represents, warrants, and covenants to GMC as follows:

         3.1 ORGANIZATION AND POWER. VG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. VG has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

         3.2 AUTHORIZATION AND ENFORCEABILITY OF AGREEMENTS. As of the Closing, VG will have all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. At the Closing, this Agreement will be duly and validly authorized by and approved by all requisite corporate action (including stockholder approval) on the part of VG. This Agreement has been duly executed and delivered by VG and constitutes the legal, valid and binding obligation of VG enforceable in accordance with its terms. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Buyer of this Agreement, or the consummation by the Buyer of the transactions contemplated hereby including the issuance of the Shares.

         3.3 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the issuance of the VG Shares) will (a) violate any provisions of the charter or bylaws of VG, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which VG is a party or by which the Buyer or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to VG or any of its properties or assets or
(d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of VG's business.

         3.4 LITIGATION. There are no actions, suits, proceedings or investigations, pending or threatened, or to VG's knowledge, claims asserted, to which VG or any of its directors or officers is a party, to which the property of VG is subject or which relates to or affects the transactions contemplated by this Agreement.

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                                   ARITICLE 1V

                                    COVENANTS

         4.1 COVENANTS PENDING CLOSING. GMC agrees that from the date hereof to the Closing Date, it will:

             (a) operate its business substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use reasonable efforts to preserve intact the present business organization and the relationships with persons having business dealings with GMC; however VG acknowledges that it has been operating the site traffic for the last month and that there have been no active operations of GMC during this period;

             (b) maintain its books, accounts and records, in the usual, regular and ordinary manner and consistent with past practice;

             (c) not dispose of or encumber any of the Purchased Assets; or

             (d) not amend, adversely modify or terminate any Contract.

         4.2 CONSENTS AND APPROVALS; FULFILLMENT OF CONDITIONS. The GMC and VG will use their reasonable efforts (a) to obtain all necessary consents and approvals of governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (b) to obtain all other consents necessary or advisable in connection with the transactions contemplated by this Agreement, including consents to the assignment of the Contracts, and (c) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the closing Date. All regulatory filings or consent payments shall be at VG's expense.

         4.3 ACCESS. Prior to the Closing, GMC agrees to permit VG and its employees, agents and representatives to have reasonable access to the properties, assets, books and records, contracts and other documents of GMC, on reasonable prior notice to and approval of GMC, during regular business hours.

         4.4 DISCLOSURE OF BREACH DISCOVERED. In the course of their due diligence whether before, upon or following the date first above written and prior to the Closing Date, should a party discover any material fact or omission to disclose a material fact that they believe to constitute a breach of a representation or warranty hereunder, such party shall promptly disclose such fact or omission to all other parties hereto. In the event that the discovering party proceeds with signing this Agreement and/or a Closing despite actual knowledge of any such fact or omission, for all purposes such actual knowledge shall result in a waiver of the applicable breach of this Agreement.

         4.5 NO SALE OF PURCHASED ASSETS. GMC hereby agrees that it shall not sell, lease, dispose of or encumber any of the Purchased Assets or any copies or duplicates thereof other than pursuant to this Agreement.

                                    ARTICLE V

                       CONDITIONS TO THE OBLIGATIONS OF VG

         The obligations of VG hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by VG):

         5.1 REPRESENTATIONS AND WAARRANTIES OF GMC. All representations and warranties of GMC contained in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); GMC shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed prior to the Closing; and at the Closing, there shall be delivered to VG a certificate to such effect signed by an authorized officer of GMC, which certificate shall have attached thereto (a) a certificate of good standing in respect of GMC dated on or about the date hereof, and (b) a certified copy of the Certificate of Incorporation of GMC.

         5.2 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

         5.3 TRANSFER OF URLS. GMC shall have completed and delivered to VG a Network Solutions, Inc. Registrant Name Change Agreement in favor of VG, duly executed and notarized, for the URL www.GourmetMarket.com and all linked and related web-sites and URLS.

         5.4 DELIVERY OF DOCUMENT. The documents described in SECTION 1.9(a) hereof shall have been delivered to VG in a form reasonably acceptable to GMC.

         5.5 CONSENTS. GMC shall have obtained all necessary consents to transfer the Purchased Assets.

         5.6 APPROVAL OF BOARD OF DIRECTORS. The Boards of Directors of VG and RCC shall have authorized and approved of each of (a) the terms and conditions of this Agreement, (b) the transactions contemplated under this Agreement and
(c) the execution of this Agreement by duly authorized officers of VG and RCC.

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                                   ARTICLE VI

                      CONDITIONS TO THE OBLIGATIONS OF GMC

         The obligations of GMC hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by GMC):

         6.1 REPRESENTATIONS AND WARRANTIES OF VG. All representations and warranties of VG contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); VG shall have performed and satisfied in all material respects all covenants, conditions and agreement required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, VG shall deliver to GMC, a certificate to such effect signed by an authorized officer of VG.

         6.2 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

         6.3 DELIVERY OF DOCUMENTS. The documents described in SECTION 1.9(b) hereof shall have been delivered to GMC in a form reasonably acceptable to GMC.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 INDEMNIFICATION. GMC shall indemnify and hold harmless VG and RCC against any loss, cost or damage, including but not limited to reasonable attorneys' fees and costs ("Losses"), incurred by VG or RCC in any action or claim resulting from (a) any inaccuracy in, or breach of, any representations, warranties or covenants of GMC contained in this Agreement, and (b) any use of the Purchased Assets by GMC prior to the Closing Date.

         7.2 REIMBURSEMENT OF LOSSES; NOTICE OF ARBITRATION. Within thirty (30) days of receipt of a notice from VG or RCC, GMC shall (a) reimburse VG or RCC, by certified or bank cashier's check, for the losses for which indemnification is sought by such notice, or (b) provide written notice to VG and RCC of its objection to the indemnification sought by VG and their election to arbitrate the dispute pursuant to the provisions set forth below. The failure of GMC to provide VG and RCC with the notice specified in (c) above within the allotted time shall constitute a waiver of any objection to the indemnification then sought by VG or RCC.

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

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 EXPENSES. Except as otherwise provided in this Agreement, al expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense. All external costs of transferring the Purchased Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes shall be paid by VG.

         8.2 SURVIVAL. The representations and warranties of GMC, in this Agreement shall survive the Closing Date. The covenants contained in this Agreement shall survive until performed in accordance with their respective terms.

         8.3 FURTHER ASSURANCES. Each party hereto agrees to use such party's reasonable best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder.

         8.4 NOTICES. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or five (5) hours after confirmation of delivery by facsimile, addressed as follows:

         If to VG:

                           Gourmet Productions Inc.
                           9255 Sunset Blvd., Ste. 727
                           West Hollywood, CA 90069

                           Attention:  Derek Rundell
                           Telephone: (310) 288-5688
                           Telecopy:
         If to RCC:

                           Rundell Coursey & Company
                           9255 Sunset Blvd., Ste.727
                           West Hollywood, CA 90069

                           Attention:  Court Coursey
                           Telephone: (310) 288-5688
                           Telecopy:

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

         If to GMC:

                           Gourmet Market
                           7000 W. Palmetto Park Rd.
                           Suite 501
                           Boca Raton, FL 33433

                           Attention:  Larry Rutstein
                           Telephone:  (561) 620-9202
                           Telecopy:

Or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this section. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Notwithstanding the foregoing, the rights and obligations of the parties hereunder are not assignable to another person without the prior written consent of all other parties hereto.

         8.6 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by VG and RCC on the one hand and GMC on the other hand. No waiver shall be binding unless executed in writing by the party making such waiver.

         8.7 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

         8.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflict of laws provisions.

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

         8.9 BULK SALES COMPLIANCE. The parties hereto waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales and GMC shall indemnify and hold VG and RCC harmless from any claims of GMC's creditors as a result of such waiver.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         8.11 RECITALS, SHCEDULES AND EXHIBITS. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         8.12 SECTION HEADINGS. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8.13 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the relationship between the parties, shall be determined by binding arbitration in Los Angeles, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         8.14 ATTORNEYS FEES. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party, (a) parties sought, and (b) any settlement offers made prior to commencement of the trial in the proceeding.






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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


"VG"                                          Gourmet Productions, Inc.
                                              a California corporation


                                           By:      Derek Rundell
                                              ----------------------------------
                                               Name:
                                               Title:


"GMC"                                         Gourmet Market.com,
                                              a Delaware corporation



                                           By:     C. Lawrence Rutstein
                                              ----------------------------------
                                               Name:
                                               Title:


"RCC"                                         Rundell Coursey Company,
                                              a Georgia corporation

                                          By:     Derek Rundell
                                              ----------------------------------
                                               Name:
                                               Title:





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


                                    SCHEDULES

SCHEDULE 1.1(e)

Customer Service Manual
List of Frequently Asked Questions
Summary of e-Mail inquiries
List of Customer Comments

Business Logic - Java class file documentation

Website Architecture: Directory tree structure of the application server and description of corresponding sub-directories and database schema Template files
- documentation of Template files Server Configuration Hosting Facility Information Site Down Procedures

SCHEDULE 1.5:  TO BE PROVIDED BY POST-CLOSING








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